UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2017 (November 13, 2017)

Third Point Reinsurance Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Point House

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On November 13, 2017, Third Point Reinsurance Ltd. (the “Company”), certain of the Company’s shareholders, including investment funds affiliated with Kelso & Company (the “Selling Shareholders”) and J.P. Morgan Securities LLC (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Shareholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholders, subject to and upon terms and conditions set forth therein, 15,000,000 of the Company’s common shares (the “Offering”). The Underwriter has the option to purchase an additional 2,250,000 shares from the Selling Shareholders for 30 days after the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Conyers Dill & Pearman Limited as to the validity of the common shares is filed as Exhibit 5.1 hereto. A copy of the opinion of Debevoise & Plimpton LLP as to certain tax matters related to the Offering is filed as Exhibit 8.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The exhibits below are filed as Exhibits to the Registration Statement on Form S-3 (file No. 333-221518) filed with respect to the common shares.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 13, 2017, among Third Point Reinsurance Ltd., the selling shareholders named therein and J.P. Morgan Securities LLC.

5.1	Opinion of Conyers Dill & Pearman Limited as to the validity of the common shares.

8.1	Opinion of Debevoise & Plimpton LLP as to Certain Tax Matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2017	Third Point Reinsurance Ltd.

	By:	/s/ Christopher S. Coleman
	Name:	Christopher S. Coleman
	Title:	Chief Financial Officer